SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT
  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                           January 18, 2016
                            Date of Report
                  (Date of Earliest Event Reported)

                     ATLANTIS GAMING CORPORATION
          (Exact Name of Registrant as Specified in its Charter)

                CAMPING RIDGE ACQUISITION CORPORATION
           (Former Name of Registrant as Specified in its Charter)

 Delaware                      000-55482                47-4223605
(State or other         (Commission File Number)     (IRS Employer
jurisdiction                                      Identification No.)
of incorporation)

                     3753 Howard Hughes Parkway
                             Suite 200
                       Las Vegas, Nevada 89169
              (Address of principal executive offices) (zip code)

                            717-652-8015
         (Registrant's telephone number, including area code)

                        215 Apolena Avenue
                    Newport Beach, California 92662
            (Former Address of Principal Executive Offices)

ITEM 3.02 Unregistered Sales of Equity Securities

     On January 18, 2016, Atlantis Gaming Corporation (formerly Camping Ridge Acquisition Corporation) (the "Registrant" or the "Company") issued 5,000,000 shares of its common stock pursuant to Section 4(2) of the Securities Act of 1933 at par representing 94% of the total outstanding 5,500,000 shares of common stock as follows:

           5,000,000              Donald L. Bailey

     With the issuance of the stock and the redemption of 19,500,000 shares of stock (discussed below), the Company effected a change in its control and the new majority shareholder(s) elected new management of the Company. The Company may develop its business plan by future acquisitions or mergers but no agreements have been reached regarding any acquisition or other business combination. The Company changed its name as part of the change in control. If the Company makes any acquisitions, mergers or other business combination, the Company will file a Form 8-K but until such time the Company remains a shell company.

ITEM 5.01    Changes in Control of Registrant

   On January 19, 2016, the following events occurred which resulted in a change of control of the Registrant:

   1. The Registrant redeemed an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $1,950.

   2.   The then current officers and directors resigned.

   3.   New officer(s) and director(s) were appointed and elected.

   The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G filed on July 28, 2015 as amended and supplemented by the information contained in this report.

   The Registrant intends, through a business combination with a private company or through other methods, to develop and market online gaming including commercial wagering from non-U.S. bettors. The Registrant also intends to develop additional software and technology to enhance and market its gaming systems.

ITEM 5.02    Departure of Directors or Principal Officers;
             Election of Directors

   On January 19, 2016 the following events occurred:

   James M. Cassidy resigned as the Registrant's president, secretary and director.

   James McKillop resigned as the Registrant's vice president and director.

   Donald L. Bailey was named director of the Registrant.

    Donald L. Bailey was appointed Chief Executive Officer and Treasurer of the Registrant.

   Donald L. Bailey serves as the sole director and officer of the Registrant. Mr. Bailey has over 30 years experience in business management and architectural computer design and development. Mr. Bailey founded Atlantis Gaming Corporation (a private company not the Registrant) which is involved in casino management and consulting "think tank" for the gaming industry. In 1996, Mr. Bailey, utilizing his computer and management experience, created one of the first Internet casino. For the past ten years, Mr. Bailey has served as president of Atlantis
Internet Group and has designed and patented several gaming software, network and proprietary gaming systems. As a pioneer of Internet gaming software platforms, Mr. Bailey is the original designer for all Atlantis products and designs ranging from numerous internet casinos, Web Director Assistance (an operator assisted search engine technology), Good-as-Gold (an online ATM), Casino Gateway Network (an online gaming system) to Architectural Casino Hotel Designs & Development.

                                 SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                          ATLANTIS GAMING CORPORATION


Date: January 19, 2016                   /s/ Donald L. Bailey
                                         Chief Executive Officer